UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2024

Tigo Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Campbell Technology Parkway, Suite 150 Campbell, California	95008
(Address of principal executive offices)	(Zip Code)

(408) 402-0802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2024, Tigo Energy, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with Craig-Hallum Capital Group LLC (“Craig-Hallum”), pursuant to which the Company may offer and sell from time to time, at its option, shares of its common stock, par value $0.0001 per share (the “Shares”), through Craig-Hallum as sales manager. The issuance and sale, if any, of the Shares under the ATM Agreement will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-282013), which became effective on September 17, 2024 and the related prospectus supplement dated November 26, 2024 (the “Prospectus Supplement”), in each case filed with the U.S. Securities and Exchange Commission (the “SEC”). In accordance with the terms of the ATM Agreement, under the Prospectus Supplement, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $14,221,459 from time to time through Craig-Hallum.

Sales of Shares through Craig-Hallum, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on The Nasdaq Stock Market LLC or any other existing trading market for the Shares. Subject to the terms and conditions of the ATM Agreement, Craig-Hallum will use its commercially reasonable efforts to sell shares of the Company’s common stock from time to time, based on instructions from the Company (including any price, time or size limits or other parameters or conditions the Company may impose).

The Company will pay Craig-Hallum a commission equal to 3.0% of the gross proceeds from the sales of Shares sold through Craig-Hallum under the ATM Agreement and will also reimburse Craig-Hallum for certain specified expenses in connection with entering into the ATM Agreement as well as in connection with each Representation Date (as defined in the ATM Agreement). Pursuant to the ATM Agreement, the Company also provided Craig-Hallum with customary indemnification and contribution rights. The ATM Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The Company is not obligated to sell any of the Shares under the ATM Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the ATM Agreement will terminate upon (a) five business days’ advance notice from the Company to Craig-Hallum or five business days’ advance notice from Craig-Hallum to the Company or (b) otherwise by mutual agreement of the parties pursuant to the terms of the ATM Agreement.

The foregoing description of the material terms of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants contained in the ATM Agreement were made solely for the benefit of the parties to the ATM Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the ATM Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the ATM Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the opinion and consent of White & Case LLP regarding the Shares to be sold under the ATM Agreement is filed herewith as Exhibit 5.1 and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At the Market Offering Agreement by and between the Company and Craig-Hallum Capital Group LLC dated November 26, 2024
5.1	Opinion of White & Case LLP
23.1	Consent of White & Case LLP (incorporated into Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2024

TIGO ENERGY, INC.

	By:	/s/ Bill Roeschlein
	Name:	Bill Roeschlein
	Title:	Chief Financial Officer